Exhibit 99.1

T-Mobile US Appoints Srinivasan Gopalan as New Chief Operating Officer

New leader joins existing management team to continue growth and expansion of T-Mobile US business into the next era

BELLEVUE, Wash. — January 27, 2025 — T-Mobile US, Inc. (NASDAQ: TMUS) today announced the appointment of Srinivasan

Gopalan as its new Chief Operating Officer (COO). Mr. Gopalan will join T-Mobile US in his new role on March 1, 2025, reporting directly to CEO Mike Sievert, and will lead the company’s technology initiatives and go-to-market operations across both Consumer and Business groups.

Gopalan has served as a member of T-Mobile’s Board of Directors for nearly four years, with his most recent term beginning in 2022. His work as a member of the Board of Directors, along with his work on two important committees, has made a lasting impact at T-Mobile.

Gopalan has extensive global leadership experience in technology, telecommunications, and business operations. He has held senior leadership positions at organizations like Bharti Airtel in India, CapitalOne in the UK, Vodafone, T-Mobile UK where he contributed to the joint venture with Orange, and various roles at Deutsche Telekom, including having served as the Managing Director of Telekom Deutschland GmbH, leading all operations and guiding DT’s biggest operating country through a strategic digital transformation and market-leading growth.

He has successfully driven operational excellence, digital transformation, and customer-centric strategies, with a proven track record of overseeing large-scale technology initiatives and leading go-to-market efforts that delivered growth and innovation. His combination of strategic vision, operational rigor, and market-focused leadership makes him a tremendous choice to drive T-Mobile’s continued success across Consumer and Business markets.

“I am so pleased to welcome Srini to this world-leading management team after working with him for years on our Board of Directors. I know from personal experience that his deep understanding of technology, operations and our business makes him the ideal leader to take on the role of Chief Operating Officer,” said Mike Sievert, CEO of T-Mobile US. “As we execute on the multi-year business and technology transformation plan that we laid out at our Capital Markets Day, having Srini join our team couldn’t be better timed, as he will leverage his experience and track record of leading through significant transformations – as a further accelerant to a plan that already has a lot of momentum behind it.”

As COO, Gopalan will focus on creating even better experiences for T-Mobile customers with an emphasis on technology work-streams that drive T-Mobile towards its goal of being a data informed, AI enabled, digital first company; and the integrated go-to-market strategies that will make it a reality for customers and fuel T-Mobile’s unique growth strategy. Expanding T-Mobile’s multi-year lead in network through advanced 5G solutions and driving thought leadership on the next generation mobile network standards will also be a key area of focus.

“I’ve worked with Mike and this entire management team for many years as a board member, and I’m looking forward to joining management in this leadership role to build on T-Mobile’s momentum,” said Mr. Gopalan. “This is an important time for the company, the most exciting chapter yet - and I look forward to jumping in to help drive the ongoing transformation in the Consumer and Business areas and to orchestrate the delivery of technology solutions and value.”

The existing Senior Leadership Team will continue in their roles, and Jon Freier, President of the Consumer Group; Callie Field, President of the Business Group; Nestor Cano, EVP Transformation and Chief Information and Digital Officer; and Ulf Ewaldsson, President of Technology will all report directly to Gopalan upon his arrival, which is expected to be March 1, 2025.

About T-Mobile

T-Mobile US, Inc. (NASDAQ: TMUS) is America’s supercharged Un-carrier, delivering an advanced 4G LTE and transformative nationwide 5G network that will offer reliable connectivity for all. T-Mobile’s customers benefit from its unmatched combination of value and quality, unwavering obsession with offering them the best possible service experience and undisputable drive for disruption that creates competition and innovation in wireless and beyond. Based in Bellevue, Wash., T-Mobile provides services through its subsidiaries and operates its flagship brands, T-Mobile, Metro by T-Mobile and Mint Mobile. For more information please visit: https://www.t-mobile.com.

T-Mobile US, Inc. Media Relations

MediaRelations@t-mobile.com

T-Mobile Investor Relations Contact

investor.relations@t-mobile.com

https://investor.t-mobile.com